Exhibit 10.1

TRANSFER RESTRICTION AGREEMENT

This Transfer Restriction Agreement (this “Agreement”) is dated as of April 15, 2010 by and among Jeff Baer (“Mr. Baer”), Stuart Clarke (“Mr. Clarke”), Thomas Fiato (“Mr. Fiato”) and Donna Milrod (“Ms. Milrod”, and together with Mr. Baer, Mr. Clarke and Mr. Fiato the “Voteco Members”), Nevada Voteco LLC, a Delaware limited liability company (“Voteco”) and Nevada Mezz 1 LLC, a Delaware limited liability company (“Holdings”).

RECITALS

WHEREAS, Nevada Property 1 LLC, a Delaware limited liability company (the “Company”) is authorized to issue Class A Voting Membership Interests (the “Class A Voting Interests”), and Class B Non-Voting Membership Interests (the “Class B Non-Voting Interests” and, together with the Class A Voting Interests, the “Membership Interests”);

WHEREAS, Voteco and Holdings are parties to that certain Amended and Restated Limited Liability Company Agreement of the Company, dated as of April 2, 2010 (the “Company Operating Agreement”), which sets forth certain rights and restrictions relating to the Membership Interests;

WHEREAS, from time to time, in accordance with the terms of the Company Operating Agreement, Voteco may acquire Class A Voting Interests or other equity interests of the Company convertible into, exchangeable for or otherwise providing Voteco with the right to acquire Class A Voting Interests, and Holdings may acquire additional Class B Non-Voting Interests or other equity interests of the Company convertible into, exchangeable for or otherwise providing Holdings with the right to acquire Class B Non-Voting Interests;

WHEREAS, the Voteco Members are the record and beneficial owners of all the issued and outstanding members’ interests of Voteco (the “Voteco Interests”);

WHEREAS, the parties hereto believe it is desirable and in their mutual best interests to provide for procedures regarding the future ownership of the Class A Voting Interests to be owned by Voteco and the Voteco Interests owned by the Voteco Members; and

WHEREAS, the parties hereto further believe that the execution of this Agreement will help facilitate the continuous, harmonious and effective management of Holdings’ investment in the Company.

NOW, THEREFORE, in consideration of the recitals and the mutual covenants, promises, agreements, representations and warranties of the parties hereto, the parties hereto hereby agree as follows:

Section 1. Certain Definitions. As used herein, the following terms have the respective meanings set forth below:

“Agreement” has the meaning given to such term in the introduction hereof.

“Approved Purchaser” means a proposed purchaser of Class A Voting Interests or Class A Voting Equivalents, who, in connection with its proposed purchase of the Class A Voting Interests or Class A Voting Equivalents, has obtained all licenses, permits, registrations, authorizations, consents, waivers, orders, findings of suitability or other approvals required to be obtained from, and has made all filings, notices or declarations required to be made with, all Gaming Authorities under all applicable Gaming Laws.

“Approved Sale” has the meaning given to such term in Section 3(a) hereof.

“Approved Sale Date” has the meaning given to such term in Section 3(b) hereof.

“Call Notice” has the meaning given to such term in Section 3(b) hereof

“Class A Holder” means a holder of Class A Voting Interests or Class A Voting Equivalents; provided that Holdings shall not be considered a Class A Holder regardless of whether Holdings holds any Class A Voting Interests.

“Class A Voting Equivalents” means any securities of the Company convertible into, exchangeable for or otherwise providing the holder thereof any right to acquire Class A Voting Interests.

“Class A Voting Interests” has the meaning given to such term in the recitals set forth above.

“Class B Non-Voting Equivalents” means any securities of the Company convertible into, exchangeable for or otherwise providing the holder thereof any right to acquire Class B Non-Voting Interests, which securities are substantially equivalent in designations, preferences, limitations, restrictions and relative rights, but not as to voting to a class or series of Class A Voting Equivalents.

“Class B Non-Voting Interests” has the meaning given to such term in the recitals set forth above.

“Company” has the meaning given to such term in the recitals set forth above.

“Company Operating Agreement” has the meaning given to such term in the recitals set forth above.

“Corresponding Class A Voting Equivalents” means, with respect to any referenced Class B Non-Voting Equivalents, the Class A Voting Equivalents that are substantially equivalent in designations, preferences, limitations, restrictions and relative rights, but not as to voting, to such specified Class B Non-Voting Equivalents.

“Corresponding Class B Non-Voting Equivalents” means, with respect to any referenced Class A Voting Equivalents, the Class B Non-Voting Equivalents that are substantially equivalent in designations, preferences, limitations, restrictions and relative rights, but not as to voting, to such specified Class A Voting Equivalents.

“Gaming” or “Gaming Activities” means the conduct of gaming and gambling activities, or the ownership or use of gaming devices, equipment and supplies in the operation of a casino or other enterprise, including, without limitation, slot machines, gaming tables, cards, dice, gaming chips, player tracking systems, cashless wagering systems, mobile gaming systems and related and associated equipment and supplies.

“Gaming Authorities” means all governmental authorities, boards, commissions, departments or agencies with regulatory control or jurisdiction over the Gaming Activities of the Company and its Subsidiaries, in any jurisdiction, including without limitation, in the State of Nevada, the Nevada Gaming Commission, the Nevada State Gaming Control Board and the Clark County Liquor and Gaming Licensing Board.

“Gaming Laws” means all laws, statutes and ordinances pursuant to which the Gaming Authorities possess regulatory, permit or licensing authority over Gaming Activities, and all rules and regulations promulgated by such Gaming Authorities thereunder, including, without limitation, in the State of Nevada, the Nevada Gaming Control Act, as codified in NRS Chapter 463, the regulations of the Nevada Gaming Commission promulgated thereunder, and the Clark County Code.

“Holdings” has the meaning given to such term in the introduction hereto.

“Optionholder” has the meaning given to such term in Section 3(a) hereof.

“Required Number” means the number of Class A Voting Interests or Class A Voting Equivalents to be purchased by Holdings from Voteco pursuant to the exercise by Holdings of its option to purchase Class A Voting Interests or Class A Voting Equivalents pursuant to the provisions of Section 3 hereof, in connection with an Approved Sale, as specified by Holdings in a Call Notice delivered by Holdings to Voteco; provided that unless otherwise approved by Holdings, such specified number shall be equal to the product of (i) the number of Class A Voting Interests or Class A Voting Equivalents, as applicable, held by Voteco immediately prior to the consummation of such Approved Sale multiplied by (ii) a fraction, the numerator of which is the number of Class B Non-Voting Interests or Corresponding Class B Non-Voting Equivalents, as applicable, to be Transferred by Holdings to such Approved Purchaser pursuant to such Approved Sale and the denominator of which is the total number of Class B Non-Voting Interests or Corresponding Class B Non-Voting Equivalents, as applicable, held by Holdings immediately prior to consummation of such Approved Sale.

“Securities Act” means the Securities Act of 1933, as amended.

“Transfer” means to voluntarily or involuntarily sell, assign, dispose of, pledge, exchange or in any other manner transfer with or without consideration, except pursuant to a distribution of equity interests by Holdings to its partners. “Transferred” has the correlative meaning.

“Voteco” has the meaning given to such term in the introduction hereof.

“Voteco Interests” has the meaning given to such term in the recitals set forth above.

“Voteco Member” has the meaning given to such term in the introduction hereof.

“Voteco Operating Agreement” means that certain Limited Liability Company Agreement of Voteco, dated as of April 15, 2010, as amended from time to time.

Section 2. Restriction on Transfer.

(a) So long as Voteco holds any Class A Voting Interests or Class A Voting Equivalents, Voteco shall not Transfer ownership of any or all Class A Voting Interests or Class A Voting Equivalents owned by it except as contemplated by Section 3 hereof. The Transfer of record or beneficial ownership of any Class A Voting Interests or Class A Voting Equivalents, by operation of law or otherwise, by or upon the direction or authorization of Voteco shall be deemed invalid, null and void, and of no force or effect, unless such Transfer is made pursuant to the provisions of Section 3 hereof and Section 8.1 of the Amended and Restated Limited Liability Company Agreement of the Company.

(b) No Voteco Member shall Transfer record or beneficial ownership of any or all of the Voteco Interests owned by such Voteco Member, unless such Transfer is made pursuant to Article 7 of the Voteco Operating Agreement or is otherwise approved in writing by Holdings. The Transfer of record or beneficial ownership of any Voteco Interests, by operation of law or otherwise, by or upon the direction or authorization of any Voteco Member shall be deemed invalid, null and void, and of no force or effect, and the transferee of any such Voteco Interests shall not be entitled to vote such Voteco Interests or receive distributions on such Voteco Interests or have any other rights in or respecting such Voteco Interests, unless such Transfer is approved in writing by Holdings.

Section 3. Call Option.

(a) Right to Call Class A Voting Interests and Class A Voting Equivalents. Notwithstanding any other provision hereof, on each occasion that Holdings proposes to Transfer (including, without limitation, by operation of law or pursuant to any merger, consolidation, reorganization or recapitalization) any of the Class B Non-Voting Interests or Class B Non-Voting Equivalents held by it to an Approved Purchaser (any such transaction, an “Approved Sale”), then Holdings shall have an option, which, upon approval by the Gaming Authorities Holdings shall assign to such Approved Purchaser (such Approved Purchaser or Holdings, as applicable, hereinafter referred to as the “Optionholder”), to purchase from Voteco upon such Approved Sale the Required Number of Class A Voting Interests, in the case of an Approved Sale of Class B Non-Voting Interests, or Corresponding Class A Voting Equivalents, in the case of an Approved Sale of Class B Non-Voting Equivalents, at a cash price per unit equal to the sum of (a) the amount in cash or fair market value of any other consideration originally paid by Voteco for such Required Number of Class A Voting Interests or Corresponding Class A Voting Equivalents, as applicable, plus (b) the amount equivalent to a six percent (6%) annual rate of interest on such amount or fair market value, compounded annually, calculated from the date Voteco acquired such Class A Voting Interests or Corresponding Class A Voting Equivalents, as applicable, on the basis of a 360-day year comprised of twelve 30-day months, to and excluding the Approved Sale Date.

(b) Call Notice. Prior to consummating any Approved Sale, if the Optionholder elects to exercise the options granted to it under this Section 3, the Optionholder shall provide each of the Class A Holders with a written notice (the “Call Notice”) not less than five (5) days prior to the proposed date of the Approved Sale (the “Approved Sale Date”). The Call Notice shall state that the Optionholder is exercising its option to purchase Class A Voting Interests or Class A Voting Equivalents pursuant to this Section 3 and shall set forth: (i) the name and address of the Optionholder, (ii) the aggregate number of Class B Non-Voting Interests and Class B Non-Voting Equivalents held of record by such Optionholder as of the date of the Call Notice, (iii) the number of Class B Non-Voting Interests or Class B Non-Voting Equivalents to be sold by such Optionholder to the Approved Purchaser pursuant to such Approved Sale, (iv) the Required Number of Class A Voting Interests or Class A Voting Equivalents to be purchased by the Optionholder from Voteco in connection with such Approved Sale, (v) the Approved Sale Date, (vi) the address for delivery of the certificates representing the Class A Voting Interests or Class A Voting Equivalents to be purchased by the Optionholder and (vii) that the Optionholder has received all approvals required under the Gaming Laws.

(c) Delivery of Certificates. On the Approved Sale Date, Voteco shall deliver to the Optionholder the certificates for the Class A Voting Interests or Class A Voting Equivalents being sold by it to the Optionholder, duly endorsed for transfer with signatures guaranteed, in the manner and at the address indicated in the Call Notice against delivery of immediately available funds in the amount of the purchase price for such Class A Voting Interests or Class A Voting Equivalents.

(d) Regulatory Approvals. No option shall be assigned and no Class A Voting Interests shall be delivered or Transferred without the receipt of all approvals required under Gaming Laws.

Section 4. Legends. Voteco shall use its reasonable efforts to cause each certificate of the Company representing Class A Voting Interests or Class A Voting Equivalents owned of record and beneficially by Voteco to contain the following legends:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR STATE SECURITIES LAWS, AND NO TRANSFER OF THESE SECURITIES MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (B) PURSUANT TO AN EXEMPTION THEREFROM WITH RESPECT TO WHICH THE COMPANY MAY, UPON REQUEST, REQUIRE A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER IS EXEMPT FROM THE REQUIREMENTS OF THE ACT.

THE OWNERSHIP AND TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND RESTRICTED BY THE TERMS AND CONDITIONS OF A CERTAIN TRANSFER RESTRICTION AGREEMENT

DATED AS OF APRIL 15, 2010. THE COMPANY WILL FURNISH A COPY OF SUCH TRANSFER RESTRICTION AGREEMENT WITHOUT CHARGE TO ANY MEMBER ON REQUEST.

THE SALE, ASSIGNMENT, TRANSFER, PLEDGE, GRANTING OF ANY OPTION TO PURCHASE OR OTHER DISPOSITION OF AN INTEREST IN THIS LIMITED LIABILITY COMPANY IS INEFFECTIVE UNLESS APPROVED IN ADVANCE BY THE NEVADA GAMING COMMISSION (THE “COMMISSION”). IF AT ANY TIME THE COMMISSION FINDS THAT A MEMBER IS UNSUITABLE TO HOLD AN INTEREST IN THIS COMPANY, SUCH OWNER MUST DISPOSE OF SUCH INTEREST AS PROVIDED BY THE GAMING LAWS OF THE STATE OF NEVADA AND THE REGULATIONS PROMULGATED THEREUNDER, OR, IF THE COMMISSION CONSENTS, IN ACCORDANCE WITH THE COMPANY’S ARTICLES OR OPERATING AGREEMENT. BEGINNING ON THE DATE WHEN THE COMMISSION SERVES NOTICE OR A DETERMINATION OF UNSUITABILITY PURSUANT TO APPLICABLE LAW, IT IS UNLAWFUL FOR THE UNSUITABLE MEMBER (A) TO RECEIVE ANY DIVIDEND OR INTEREST OR ANY PAYMENT OR DISTRIBUTION OF ANY KIND, INCLUDING OF ANY SHARE OF THE DISTRIBUTION OF PROFITS OR CASH OR ANY OTHER PROPERTY, OR PAYMENTS UPON DISSOLUTION, FROM THE COMPANY, OTHER THAN A RETURN OF CAPITAL; (B) TO EXERCISE DIRECTLY OR THROUGH ANY PROXY, TRUSTEE OR NOMINEE ANY VOTING RIGHT CONFERRED BY THE MEMBER’S INTEREST IN THE COMPANY; OR (C) TO RECEIVE ANY REMUNERATION IN ANY FORM FROM THE COMPANY OR FROM ANY COMPANY HOLDING A GAMING LICENSE FOR SERVICES RENDERED OR OTHERWISE.

Upon acquiring Class A Voting Interests, Voteco shall use its reasonable efforts to cause each certificate of the Company representing Class A Voting Interests or Class A Voting Equivalents to bear such other legends, including, without limitation, any legends Voteco deems appropriate to assure that the Company complies with applicable Gaming Laws.

Section 5. Recapitalization, etc.; After-Acquired Interests.

(a) The provisions of this Agreement (including any calculation of ownership interests) shall apply to any and all equity interests of the Company or any capital stock, partnership interests or any other security evidencing ownership interests in any successor of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of the Class A Voting Interests by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

(b) Whenever Voteco becomes the record or beneficial owner of any additional Class A Voting Interests, such Class A Voting Interests shall be subject to the terms of this Agreement and included in the definition of “Class A Voting Interests” hereunder. Whenever Voteco becomes the record or beneficial owner of any additional Class A Voting Equivalents, such Class A Voting Equivalents shall be subject to the terms of this Agreement and included in the definition of “Class A Voting Equivalents” hereunder. The certificates therefor shall be surrendered for legending in accordance with Section 4 of this Agreement, unless already so legended.

Section 6. Termination. This Agreement shall terminate upon the earlier of (a) Voteco owning no Class A Voting Interests and no Class A Voting Equivalents (after having first acquired such interests in accordance with the terms of the Company Operating Agreement) or (b) Holdings owning no Class B Non-Voting Interests and no Class B Non-Voting Equivalents.

Section 7. Notices. Whenever notice is required to be given under the provisions of this Agreement, it shall be given in writing by hand-delivery or United States registered or certified mail, return receipt requested, and shall be deemed to have been transmitted on the date such notice is so delivered, transmitted or mailed, if addressed as set forth below or to such other addresses as any of the parties hereto by written notice to the other parties hereto, may from time to time designate.

if to Voteco or Holdings:

c/o Deutsche Bank AG New York Branch

60 Wall Street, 36th Floor

New York, New York 10005

Attn: Jay Strauss

with a copy to (which shall not constitute notice):

The Cosmopolitan of Las Vegas

4285 Polaris Avenue

Las Vegas, Nevada 89103

Attention General Counsel

if to a Voteco Member:

[Name of Voteco Member]

c/o Deutsche Bank AG New York Branch

60 Wall Street

[Jeffrey Baer on 34th, Stuart Clarke on 40th, Thomas Fiato on 46th and Donna

Milrod on 40th Floor]

New York, New York 10005

with a copy to (which shall not constitute notice):

Deutsche Bank AG New York Branch

60 Wall Street, 36t h Floor

New York, New York 10005

Attention: Jay Strauss

Section 8. Additional Actions and Documents. Each party hereto shall take or cause to be taken such further actions and to execute and deliver such documents or instruments as may from time to time be reasonably necessary in order to carry out the purposes of this Agreement.

Section 9. Specific Performance. The parties hereto recognize that the provisions herein contained are of particular importance for the protection and promotion of their existing and future interests; that the Class A Voting Interests of the Company and the Voteco Interests will be closely held; and that the relationships of the parties to one another are and will be such that, in the event of any breach of this Agreement, a claim for monetary damages may not constitute an adequate remedy; and that it may, therefore, be necessary for the protection of all of the parties hereto and for the effectuation of the provisions of this Agreement, in the event of a breach of this Agreement, to apply for specific performance thereof. It is, accordingly, hereby agreed that no objection to the form of the action or to the form of relief prayed for in any proceeding for specific performance of this Agreement, shall be raised by any party hereto, in order that such relief may be obtained by the party aggrieved.

Section 10. Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, to the singular include the plural, to the male gender include the female and neuter genders and vice versa, and to the part include the whole. The term “including” is not limiting. The words “hereof,” “herein,” “hereby,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section and clause references are to this Agreement unless otherwise specified.

Section 11. Miscellaneous.

(a) No Waiver. No waiver or modification of any term or condition of this Agreement shall be effective unless in writing signed by all the parties hereto.

(b) Severability. In case any of the provisions contained herein shall, for any reason, he held to be invalid illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions are not contained herein.

(c) Binding Effect. This Agreement shall be binding and inure to the benefit of the parties hereto, their respective heirs, guardians, personal representatives, successors, successors in interest, and assigns.

(d) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

(e) Counterparts. This Agreement may be executed in counterparts, (including by facsimile) each of which shall be an original, but all of which together shall constitute one document.

(f) Subject to Gaming Laws. This Agreement, and the provisions herein, are subject to all applicable Gaming Laws and the receipt of all prior and other approvals required thereunder.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal with the intent that this be a sealed instrument, as of the day and year first above written.

VOTECO MEMBERS:

/s/ Jeff Baer

/s/ Stuart Clarke

/s/ Thomas Fiato

/s/ Donna Milrod

VOTECO:

NEVADA VOTECO LLC

By:	/s/ Thomas Fiato
Title: Member

By:	/s/ Stuart Clarke
Title: Member

[Signature Page to Transfer Restriction Agreement]

HOLDINGS:

NEVADA MEZZ 1 LLC

By:	/s/ James F Griffith
Title: Vice President

By:	/s/ Margoth Pilla
Title: Chief Financial Officer

[Signature Page to Transfer Restriction Agreement]